EXHIBIT 99.6

MOTIENT CORPORATION

RIGHTS OFFERING

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee holder of Rights to purchase shares of common stock (“Shares”), $0.01 par value, of Motient Corporation pursuant to the rights offering (“Offer”) described and provided for in the Company’s Prospectus, dated August 8, 2006 (“Prospectus”), hereby certifies to Motient Corporation and to Computershare Trust Company, N.A., as Subscription Agent for the Offer, that for each separate line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line.

All information must be provided or the Rights will not be exercisable.

I	II	III
Number of Record Date Shares Owned	Number of Rights Exercised	Name of Beneficial Owner

Total =	Total =

By:	Number of Nominee Holder _____________________
Name: Title:
Dated: , 2006
Provide the following information if applicable.
DTC Participant Number	Name of Broker:
DTC Primary Subscription Confirmation Number	Address:

Phone: